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                                                                   Exhibit 23(a)



                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------



     We consent to the incorporation by reference in the Registration Statement (Form S-8) and related Prospectus pertaining to the Becton, Dickinson and Company 2002 Stock Option Plan of our report dated November 6, 2002, with respect to the consolidated financial statements of Becton, Dickinson and Company incorporated by reference in its Annual Report (Form 10-K) for the year ended September 30, 2002 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                  /s/ Ernst & Young LLP
                                  ERNST & YOUNG LLP

New York, New York
August 15, 2003